CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Money Market Trust

We consent to the use of our report dated March 2, 2001 for the portfolios of Evergreen Money Market Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   Statement  of  Additional
Information.


                                            /s/  KPMG LLP



Boston, Massachusetts
May 24, 2001